EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-2) and related Prospectus of Miravant Medical Technologies for the registration of up to 12,202,600 shares of its Common Stock and to the incorporation by reference therein of our report dated March 16, 2004, with respect to the consolidated financial statements of Miravant Medical Technologies included in its Annual Report (From 10-K) for the year ended December 31, 2003, filed with Securities and Exchange Commission.

                        /s/     ERNST & YOUNG LLP

April 28, 2004
Woodland Hills, California